UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 28, 2011

ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive
Rockville, Maryland
______________________
(Address of principal executive offices)

20850
____________________
(Zip Code)

(240) 864-2600
_____________________
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2011, EntreMed, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”), an affiliate of Yorkville Advisors, LLC (“Yorkville”), for the sale of up to $7.5 million of shares of the Company’s common stock over a three-year commitment period.  Under the terms of the SEDA, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to YA Global.  The Company intends to issue shares of common stock under the SEDA pursuant to its Registration Statement on Form S-3 (Registration No. 333-161100), declared effective by the Securities and Exchange Commission on October 9, 2009.

As provided in the SEDA, periodically the Company will be able to issue advance notice to YA Global requesting YA Global to purchase a certain dollar amount of the Company’s common stock (each such request, an “Advance Notice”).  The amount of shares the Company can request YA Global to purchase under each Advance Notice cannot exceed the lesser of (1) $1,000,000 and (2) 200% of the average of the “daily value traded” for each of the five trading days prior to the Advance Notice date (where “daily value traded” is the product obtained by multiplying the daily trading volume for such day by the daily volume weighted average price of the common stock for such day (“VWAP”)), or such other amount as mutually agreed to by the parties.  The amount sold to YA Global in connection with any Advance Notice also cannot cause the aggregate number of shares of common stock beneficially owned by YA Global and its affiliates to exceed 9.99% of the then outstanding common stock.  If an Advance Notice requests the purchase of shares exceeding any of the amounts described above, that portion of the Advance Notice will be deemed as automatically withdrawn.

The purchase price of the shares of common stock issued under the SEDA will equal 97% of the market price.  Under the terms of the SEDA, market price is based on the lowest daily VWAP during the 5 consecutive trading days after the date the Advance Notice is delivered to YA Global (“Pricing Period”). After the expiration of the Pricing Period, YA Global will purchase the applicable number of shares subject to customary closing conditions.

Concurrently with the execution of the SEDA, on June 28, 2011, the Company delivered its initial Advance Notices to YA Global to issue and sell an aggregate of $1.1 million of shares.   The Company and YA Global mutually agreed to the amount of the initial drawdown, notwithstanding the drawdown limitations set forth in the SEDA and described above.  The number of shares, and the purchase price for such shares, for the initial $1.1 million drawdown will be determined in accordance with the SEDA and settled in shares in equal amounts over the next five weeks.

The SEDA may be terminated by the Company at any time, provided that there are no advances pending and subject to a fifteen day prior notice period.  The Company and  YA Global have granted each other customary indemnification rights in connection with the SEDA. The SEDA does not impose any restrictions on the Company’s operating activities.

The Company shall issue YA Global an aggregate of 39,741 shares of its common stock as a commitment fee in connection with the transaction.  The Company has also paid to Yorkville a due diligence and structuring fee of $26,000.   The Company has also agreed to pay its financial advisor, Ferghana Securities, Inc., an advisory fee of 6% of the aggregate dollar amount of each drawdown under the SEDA.  The aggregate number of shares sold to YA Global, together with the shares issued and sold to Yorkville as the commitment fee, cannot equal or exceed 20% of the number of outstanding shares of the Company’s common stock as of the date of the SEDA unless the Company’s shareholders approve the issuance as required by Nasdaq.

The foregoing is a summary of the terms of the SEDA and is, therefore, qualified in its entirety by reference to the full text of the SEDA, which is attached as  Exhibit 10.1 to this Form 8-K.

On June 28, 2011, the Company issued a press release announcing its entry into the SEDA. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Arnold & Porter LLP

10.1	Standby Equity Distribution Agreement, dated as of June 28, 2011, by and between EntreMed, Inc. and YA Global Master SPV Ltd.

23.1	Consent of Arnold & Porter LLP (including in Exhibit 5.1)

99.1	Press release issued by EntreMed, Inc. on June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Sara Capitelli
Sara Capitelli
Vice President, Finance and Principal Accounting Officer

Date:  June 28, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Arnold & Porter LLP

10.1	Standby Equity Distribution Agreement, dated as of June 28, 2011, by and between EntreMed, Inc. and YA Global Master SPV Ltd.

23.1	Consent of Arnold & Porter LLP (including in Exhibit 5.1)

99.1	Press release issued by EntreMed, Inc. on June 28, 2011